SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2004

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 13, 2004, Ingram Micro Inc. (“Ingram Micro”) issued a press release announcing that Thomas A. Madden, executive vice president and chief financial officer, plans an early retirement from the company on April 1, 2005, and has accepted a teaching position at the University of California, Irvine’s Graduate School of Management. William D. Humes, corporate vice president and corporate controller, will replace Madden as the company’s new chief financial officer. He has also been elected by Ingram Micro’s board of directors as the company’s senior vice president and chief financial officer designee and designated as the company's principal accounting officer effective as of today. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.01	Press Release dated October 13, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ingram Micro Inc.

Date:	October 13, 2004	By:	/s/ Larry C. Boyd

Name: Larry C. Boyd
Title: Senior Vice President, Secretary
and General Counsel